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January 5, 2000


Mitchell E. Kertzman
c/o Liberate Technologies
2 Circle Star Way
San Carlos, CA  94070

                        Amendment to Employment Agreement

Dear Mitchell:

         This letter will formally confirm our agreement to amend the terms of your employment agreement set forth in Liberate Technologies' (formerly Network Computer, Inc. (the "Company")) letter to you dated October 12, 1998 (the "Agreement"). In consideration for your agreement not to require the Company to make the loan specified in the third paragraph of the first page of the Agreement to you prior to December 31, 1999, we agree that the offer of the loan set forth in that paragraph shall remain open to you through April 30, 2000.

         In all other respects, the terms of the Agreement remain unchanged and in full force and effect. We also confirm to you that the foregoing amendment has been duly approved by the Compensation Committee of the Company's Board of Directors and is made to be effective as of December 31, 1999.


                                            Sincerely,

                                            /s/ Nancy J. Hilker

                                            Nancy Hilker,
                                            Chief Financial Officer


Acknowledged and agreed:


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Mitchell E. Kertzman